SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e) (2))

                             NETSPEAK CORPORATION
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                             NETSPEAK CORPORATION
                        902 Clint Moore Road, Suite 104
                           Boca Raton, Florida 33487

                        -------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1999
                        -------------------------------

To the Shareholders of NetSpeak Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of NetSpeak Corporation, a Florida corporation (the "Company"), will be held at the Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida 33487 at 9:00 A.M. on May 20, 1999 for the following purposes:

   1. To elect nine directors of the Company for the ensuing year;

   2. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999; and

   3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

     The Board of Directors has fixed the close of business on April 13, 1999 as the record date for determining those shareholders entitled to notice of, and to vote at the Annual Meeting and any adjournments or postponements thereof.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

                                        By Order of the Board of Directors,

                                        JOHN W. STATEN,
                                        Secretary

Boca Raton, Florida
April 20, 1999

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                             NETSPEAK CORPORATION

                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 20, 1999

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                     TIME, DATE AND PLACE OF ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NetSpeak Corporation, a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at 9:00 A.M. on May 20, 1999, at the Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida 33487, and at any adjournments or postponements thereof pursuant to the enclosed Notice of Annual Meeting.

     The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is April 13, 1999. Shareholders should review the information provided herein in conjunction with the Company's 1998 Annual Report to Shareholders which accompanies this Proxy Statement. The Company's principal executive offices are located at 902 Clint Moore Road, Suite 104, Boca Raton, Florida 33487, its telephone number is (561) 998-8700 and its website is www.netspeak.com. Information contained on the Company's website is not part of this Proxy Statement.

                         INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                        PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

   1. To elect nine directors of the Company for the ensuing year;

   2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999; and

   3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below and (b) in favor of all other proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, the shares will be voted in accordance with the specification so made.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on April 13, 1999 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 12,798,866 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of the other proposal covered by this Proxy Statement. If less than a majority of the outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting, a majority of the shares of Common Stock so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares of Common Stock present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

     A broker or nominee holding shares of Common Stock registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                         BENEFICIAL SECURITY OWNERSHIP

     The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to beneficially own 5% or more of the Company's outstanding Common Stock, (ii) the Company's Chief Executive Officer and each of the other "Named Executive Officers" (as defined below in "Executive Compensation--Summary Compensation Table"), (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group. The Company is not aware of any beneficial owner of more than 5% of the outstanding Common Stock other than as set forth in the following table.

NAME AND ADDRESS                              NUMBER OF SHARES
OF BENEFICIAL OWNER(1)                     BENEFICIALLY OWNED(2)     % OF CLASS OUTSTANDING
---------------------------------------   -----------------------   -----------------------
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Stephen R. Cohen(3) ...................            600,000                     4.6
Robert Kennedy(4) .....................            281,551                     2.2
Michael R. Rich(5) ....................             25,000                      *
John W. Staten(6) .....................             75,000                      *
Harvey Kaufman(7) .....................            100,600                      *
Steven F. Mills(8) ....................             20,634                      *
Stephen P. Earhart(9) .................                -0-                    -0-
Michael B. Goldberg(10) ...............             10,000                      *
Dr. Steven D. Leeke(9) ................                -0-                    -0-
A. Jeffry Robinson(11) ................             85,000                      *
Martin Shum(10) .......................             10,000                      *
All directors and executive officers
  as a group (10 persons)(12) .........          1,187,151                     8.7
5% OR GREATER HOLDERS:
Bay Networks, Inc. ....................          1,334,171                    10.4
  4401 Great America Parkway
  Santa Clara, California 95054
Shane D. Mattaway(13) .................            748,000                     5.7
  826 Periwinkle Street
  Boca Raton, Florida 33486
Motorola, Inc. ........................          3,944,178                    30.8
  1303 E. Algonquin Road
  Schaumburg, Illinois 60196

----------------
  *   Less than 1%.
 (1)  Except as indicated, the address of each person named in the table is c/o the Company, 902 Clint Moore Road, Suite
      104, Boca Raton, Florida 33487.
 (2)  Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock listed, which include shares of Common Stock that such persons have the right to acquire a beneficial interest within 60 days from the Record Date.
 (3)  Includes 300,000 shares of Common Stock issuable upon the exercise of stock options.
 (4)  Includes 250,000 shares of Common Stock issuable upon the exercise of stock options and 30,000 shares of Common
      Stock issuable upon the exercise of stock options held by Mr. Kennedy's spouse.
 (5)  Represents 25,000 shares of Common Stock issuable upon the exercise of stock options. Does not include unvested options to acquire 225,000 shares of common stock.
 (6)  Represents 75,000 shares of Common Stock issuable upon the exercise of stock options. Does not include unvested options to acquire 60,000 shares of common stock.
 (7)  Includes 50,000 shares of Common Stock issuable upon the exercise of stock options.
 (8)  Represents 20,000 shares of Common Stock issuable upon exercise of stock options. Mr. Mills resigned from the
      Company in January 1999.
 (9)  Does not include the shares of Common Stock beneficially owned by Motorola, Inc. ("Motorola") in which shares
      Messrs. Leeke and Earhart disclaim beneficial ownership.
(10)  Represents 10,000 shares of Common Stock issuable upon exercise of stock options.
(11)  Represents 85,000 shares of Common Stock issuable upon the exercise of stock options.
(12)  Includes the shares of Common Stock described in notes (3) through (7) and (9) thorough (11).
(13)  Includes 250,000 shares of Common Stock issuable upon the exercise of stock options. Mr. Mattaway resigned from the
      Company in September 1998.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, nine directors will be elected by the shareholders to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The accompanying form of proxy when properly executed and returned to the Company, will be voted FOR the election as directors of the nine persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

     The following table sets forth certain information concerning each nominee.

NAME                                 AGE                 POSITION WITH THE COMPANY
---------------------------------   -----   --------------------------------------------------
Stephen R. Cohen ................    56     Chairman of the Board and Chief Executive Officer
Robert Kennedy ..................    50     Vice Chairman of the Board
Michael R. Rich .................    41     President, Chief Operating Officer and Director
John W. Staten ..................    32     Chief Financial Officer, Secretary and Director
Stephen P. Earhart ..............    50     Director
Michael B. Goldberg(2) ..........    52     Director
Dr. Steven D. Leeke(1) ..........    37     Director
A. Jeffry Robinson (2) ..........    56     Director
Martin Shum(1) ..................    50     Director

----------------
(1) Member of Audit Committee.
(2)  Member of Compensation Committee.

     STEPHEN R. COHEN has served as Chairman of the Board and Chief Executive Officer of the Company since December 1995. From 1975 until January 1995, Mr. Cohen served as Chairman of the Board of TPI Enterprises, Inc., formerly Telecom Plus International, Inc. ("TPI"). Under Mr. Cohen's stewardship, TPI grew from a small, local telephone interconnect company with approximately $1,000,000 in revenue in 1975 to become the largest independent supplier of telecommunications equipment in the United States, with over $300 million in revenue in 1987. Mr. Cohen also oversaw the expansion of TPI's operations into other segments of the telecommunications industry, including cellular operations, radio common carrier paging and telecommunications software development. In 1987, TPI sold its core telecommunications business to Siemens AG ("Siemens"), who had been TPI's joint venture partner since 1984. Following the sale to Siemens, Mr. Cohen oversaw the redeployment of TPI's assets into new businesses including restaurants and movie theaters. Mr. Cohen retired from TPI in January 1995.

     ROBERT KENNEDY has served as a director of the Company since December 1995 and became its Vice Chairman in November 1998. Mr. Kennedy also served as the Company's President and Chief Operating Officer from March 1996 to November 1998. Mr. Kennedy has over 20 years experience in the telecommunications industry. From 1976 until joining the Company, Mr. Kennedy served in a number of executive positions at TPI, including Vice President of Sales and Marketing from 1976 to 1985 and as Executive Vice President since 1985. In the latter capacity, Mr. Kennedy was responsible for sales, marketing, strategic planning, product development and overall profit responsibility for a number of TPI's operating subsidiaries. Mr. Kennedy also served as a member of TPI's Board of Directors from 1984 to 1993 and as its Executive Vice President to March 1996.

     MICHAEL R. RICH joined the Company as President, Chief Operating Officer and a director in November 1998. From 1997 until joining the Company, Mr. Rich served as Vice President and General Manager of AT&T's Business Internet Services - Value-Added Services division where he was responsible for the daily operations of the division which defined the strategy and work program for launching international carrier and business services, including IP telephony, clearinghouse, global roaming and Internet transit services. From 1995 to 1997, Mr. Rich held the position of General Manager and Founder of AT&T Web Site Services unit, where he was responsible for strategic and tactical planning, service evolution and attainment of revenue and profitability objectives on a global basis. From 1994 to 1995, Mr. Rich served as Director of New Business Development where he led the product management team responsible for developing and bringing to market next generation Call Center and Automatic Teller Machine products for the services industry. From 1986 to 1994, Mr. Rich was part of AT&T Bell Laboratories focusing on video and data networking applications, where he led the systems engineering team to the development of real-time, interactive, voice/video/data conferencing services.

     JOHN W. STATEN has served as Chief Financial Officer since February 1996 and became Secretary and a director of the Company in April 1998. Mr. Staten also served as Assistant Secretary from February 1996 to April 1998. From 1990 to January 1996, Mr. Staten was employed by Deloitte & Touche LLP, a public accounting firm, most recently as a Manager focusing on the retail and technology sectors.

     STEPHEN P. EARHART was appointed to the Company's Board of Directors in April 1998 as the designee of Motorola. Mr. Earhart is currently a Senior Vice President with Motorola. He joined Motorola in 1978 and has held numerous progressive positions in Motorola's financial organization. Mr. Earhart also serves as a director of Harris Bank Libertyville.

     MICHAEL B. GOLDBERG has served as a director of the Company since June 1997. Since 1991, Mr. Goldberg has been Managing Director at Kelso & Company, a private investment firm. From 1989 to 1991, Mr. Goldberg was a Managing Director and Co-head of the Mergers and Acquisitions department at the First Boston Corporation. Prior thereto, he was a partner in Skadden, Arps, Slate, Meagher & Flom. Mr. Goldberg is also a director of Hosiery Corporation of America, Inc.

     DR. STEVEN D. LEEKE was appointed to the Company's Board of Directors in November 1996 as the designee of Motorola. Mr. Leeke is currently the Vice President and Director of Business Development, Personal Networks Group, Communications Enterprise within Motorola. He joined Motorola in March 1995 as Director of Strategy for New Enterprises. In 1988 he joined Texas Instruments: first as a member of their Corporate Research Development & Engineering Department; then as Branch Manager, Production Management Decision Systems; and finally as Manager of Strategic Development, Semiconductor Group Research & Development, reporting to the Chief Technical Officer.

     A. JEFFRY ROBINSON has served as a director of the Company since December 1995. Since April 1996, Mr. Robinson has been a partner in the law firm of Broad and Cassel, the Company's counsel, specializing in corporate and securities matters. From March 1992 until April 1996, Mr. Robinson was a shareholder in the Miami law firm of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.

     MARTIN SHUM has served as a director of the Company since June 1997. In 1998, Mr. Shum co-founded Aprisa, Inc., a start-up focusing on the provision of engineering services via the Internet, and serves as its President and Chief Executive Officer. From May 1987 to July 1998, Mr. Shum served as Chairman of the Board of Directors, President and Chief Executive Officer of ACT Networks, Inc. ("ACT"), a company which he founded. Mr. Shum is currently on the Board of a number of early stage companies including KnowledgeLINK, Inc. and Ampersand Corporation.

     In March 1998, Stephen R. Cohen, Robert Kennedy, Shane D. Mattaway, Harvey Kaufman, John W. Staten and Steven F. Mills (collectively, the "Management Shareholders"), Motorola and the Company entered into a Voting Agreement (the "Voting Agreement") pursuant to which Motorola has the right to designate certain nominees to the Company's Board of Directors and, for as long as the Voting Agreement is in effect, the Management Shareholders will vote in favor of Motorola's designees, and Motorola will vote in favor of each Management Shareholder nominated by the Company to the Board of Directors. Motorola is currently entitled to designate three nominees to the

Company's Board of Directors, two of whom are Stephen P. Earhart and Dr. Steven
D. Leeke. Motorola's third designee, Randall Battatt, resigned from the Board of Directors in April 1999. Motorola has not as yet designated his replacement and is not expected to do so prior to the Annual Meeting. At such time that Motorola exercises this right, the Board of Directors will appoint the designee to fill the vacancy caused by Mr. Battat's resignation. See "Certain Transactions--Transactions with Motorola."

     See "Certain Transactions--Transactions with ACT" with respect to ACT's right to designate a nominee to the Board of Directors.

     There are no family relationships among the Company's directors and executive officers.

     The Company's executive officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors. The Company's directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1998, the Board of Directors held six formal meetings. During 1998, each current director attended all meetings of the Board of Directors and each committee of the Board of Directors held during the period he served on the Board of Directors.

     The only committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board of Directors does not have a nominating or similar committee.

     The Audit Committee is presently comprised of Steven D. Leeke and Martin Shum. The duties and responsibilities of the Audit Committee include (a) recommending to the Board of Directors the appointment of the Company's independent public accountants and any termination of engagement, (b) reviewing the plan and scope of independent audits, (c) reviewing the Company's significant accounting policies and internal controls, (d) having general responsibility for all related auditing matters, and (e) reporting its recommendations and findings to the full Board of Directors. The Audit Committee met once during 1998.

     The Compensation Committee is presently comprised of Michael B. Goldberg and A. Jeffry Robinson. The Compensation Committee reviews and approves the compensation of the Company's executive officers and administers the Company's 1995 Stock Option Plan (the "1995 Plan") and the Company's Employee Stock Purchase Plan. The Compensation Committee met four times during 1998.

COMPENSATION OF DIRECTORS

     The Company pays non-employee directors, except those directors designated by Motorola, a fee of $1,000 per meeting of the Board of Directors or committee thereof attended and provides non-employee directors, except those directors designated by Motorola, with annual grants of stock options under the 1995 Plan to purchase 5,000 shares of Common Stock. Directors are also reimbursed for travel and lodging expenses in connection with their attendance at meetings. In August 1997 and 1998, Michael B. Goldberg, A. Jeffry Robinson and Martin Shum were granted ten-year options under the 1995 Plan to purchase 5,000 shares of Common Stock at $8.125 and $10.00, respectively.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and holders of more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or oral or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, with respect to 1998, all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following compensation table sets forth, for the years ended December 31, 1996, 1997 and 1998, the cash and certain other compensation paid by the Company to the Company's Chief Executive Officer ("CEO") and the four most highly compensated other executive officers whose annual salary and bonus exceed $100,000 during 1998 (together with the CEO, collectively, the "Named Executive Officers"):

                                                                           LONG-TERM
                                                                         COMPENSATION
                                             ANNUAL COMPENSATION            AWARDS
                                            ---------------------    SECURITIES UNDERLYING       ALL OTHER
                                  FISCAL      SALARY      BONUS         OPTION/SARS(1)        COMPENSATION(2)
NAME AND PRINCIPAL POSITION        YEAR        ($)         ($)                (#)                   ($)
------------------------------   --------   ---------   ---------   ----------------------   ----------------
Stephen R. Cohen                   1998      275,000         --                  --                7,200
Chairman and CEO                   1997      190,776     90,000                  --                7,200
                                   1996       43,080         --             300,000                1,662

Robert Kennedy(3)                  1998      250,000         --                  --                8,200
Vice Chairman                      1997      165,507     70,000                  --                8,150
                                   1996       35,367         --             250,000                1,662

John W. Staten(4)                  1998      150,000         --              60,000                8,200
Chief Financial Officer            1997       99,246     50,000                  --                8,150
Secretary and director             1996       63,621         --             100,000                1,662

Harvey Kaufman                     1998      110,000         --                  --                7,200
Executive Vice President and       1997       90,385     25,000                  --                7,200
Assistance Secretary               1996       18,463         --              50,000                   --

Steven F. Mills(5)                 1998      192,308         --             150,000                1,000
Senior Vice President of           1997      124,664     32,500                  --                  950
Advanced Technology                1996       18,461         --             100,000                   --
Development

----------------
(1) Represents options to purchase Common Stock granted to the Named Executive Officer under the 1995 Plan.
(2) The dollar amount represents a car allowance and/or Company contributions to the Company's 401(k) plan.
(3) Mr. Kennedy joined the Company in March 1996.
(4) Mr. Staten joined the Company in February 1996.
(5) Steven F. Mills joined the Company in October 1996 as Vice President of Marketing and became Senior Vice President of Advanced Technology Development in February 1998. Mr. Mills resigned from the Company in January 1999.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during 1998 to any of the Named Executive Officers.

                                                                                    POTENTIAL REALIZABLE
                               NUMBER OF                                              VALUE OF ASSUMED
                                SHARES      PERCENT OF                                 ANNUAL RATES OF
                              UNDERLYING   TOTAL OPTIONS                          STOCK PRICE APPRECIATION
                                OPTIONS     GRANTED TO    EXERCISE OR              FOR OPTION TERMS($)(1)
                                GRANTED    EMPLOYEES IN   BASE PRICE   EXPIRATION -------------------------
                                (#)(1)      FISCAL YEAR     ($/SH)        DATE        5%($)       10%($)
                             ------------ -------------- ------------ ----------- ------------ ------------
John Staten ................     60,000          4.1          12.63      6/18/08     476,576    1,207,738
Steven F. Mills(2) .........     90,000          6.1          23.19      2/13/08   1,312,566    3,326,300
                                 60,000          4.1          12.63      6/18/08     476,576    1,207,738

----------------
(1) Based upon the exercise price, which was equal to the fair market on the date of grant, and annual appreciation at the rate stated on such price through the expiration date of the options. Amounts represented hypothetical gains that could be achieved for the options if exercised at the end of the term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission (the "Commission") and do not represent the Company's estimate or projection of the future stock price. Actual gains, if any, are contingent upon the continued employment of the Named Executive Officer through the expiration date, as well as being dependent upon the general performance of the Common Stock. The potential realizable values have not taken into account amounts required to be paid for federal income taxes.
(2)   Mr. Mills resigned from the Company in January 1999.

STOCK OPTIONS EXERCISED IN 1998 AND STOCK OPTIONS HELD AT THE END OF FISCAL
1998

     The following table indicates the total number and value of options exercised during 1998 by each of the Named Executive Officers and the total number and value of exercisable and unexercisable stock options held by each of the Named Executive Officers as of December 31, 1998.

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                    SHARES                              OPTIONS AT                   IN-THE-MONEY OPTIONS
                                   ACQUIRED         VALUE           FISCAL YEAR-END(#)             AT FISCALYEAR-END($)(1)
                                  ON EXERCISE      REALIZED   -------------------------------   ------------------------------
NAME                                  (#)            ($)       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----------------------------   ----------------   ---------   -------------   ---------------   -------------   --------------
Stephen R. Cohen ...........               --           --       300,000               --         2,625,000              --
Robert Kennedy .............               --           --       250,000               --         2,187,550              --
John Staten ................           25,000(2)   687,500        75,000           60,000           656,250              --
Harvey Kaufman .............               --           --        50,000               --           437,500              --
Steven F. Mills(3) .........           66,000(2)   428,780        20,666          163,334             3,830         191,665

----------------
(1) Based on the Nasdaq National Market closing price for the Company's Common Stock on December 31, 1998 of $11.25 per share.
(2) Upon exercise, 25,000 and 10,000 shares of Common Stock acquired by Messrs. Staten and Mills, respectively, were sold in April 1998 to Motorola in the tender offer described in "Certain Transactions - Transactions with Motorola".
(3) Mr. Mills resigned from the Company in January 1999.

COMPENSATION COMMITTEE, INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is presently comprised of Michael B. Goldberg and A. Jeffry Robinson. Mr. Robinson is a partner of the law firm of Broad and Cassel, which serves as counsel to the Company. The Company has paid legal fees to Broad and Cassel for services rendered.

EMPLOYMENT AGREEMENTS

     Effective October 1996, the Company entered into employment agreements with Stephen R. Cohen, Robert Kennedy, John W. Staten and Harvey Kaufman. The employment agreements have "rolling" two year terms, so that at all times the remaining term of the agreement is two years. The employment agreements currently provide for annual salaries set at $275,000, $250,000, $150,000, and $110,000 for Messrs. Cohen, Kennedy, Staten and Kaufman, respectively.

     Each employment agreement provides that the executive officer who is a party thereto (the "Executive Officer") will continue to receive his salary for a period of two years after termination of employment, if his employment is terminated by the Company for any reason other than death, disability or Cause (as defined in the employment agreement), or for a period of 12 months after termination of the agreement as a result of the Executive Officer's disability, and the Executive Officer's estate will receive a lump sum payment equal to one year's salary plus a pro rata portion of any bonus to which the Executive Officer is entitled upon termination of the employment agreement by reason of the Executive Officer's death. Each employment agreement also prohibits the Executive Officer from directly or indirectly competing with the Company for one year after termination for any reason except a termination without Cause. If a Change of Control (as defined in the employment agreement) occurs, the employment agreement provides for the continued employment of the Executive Officer for a period of two years following the Change of Control. In addition, following the Change of Control, if the Executive Officer's employment is terminated by the Company other than for Cause or by reason of the Executive Officer's death or disability, or by the Executive Officer for certain specified reasons (such as a reduction of compensation or a diminution of duties), the Executive Officer will receive a lump sum cash payment equal to 200% of the cash compensation received by the Executive Officer during the 12 calendar months prior to such termination.

     In November 1998, the Company entered into an employment agreement with Michael Rich to serve as its President and Chief Operating Officer. The employment agreement has a term of three years and provides for a minimum annual salary of $200,000, a minimum bonus during the first year of $100,000 and an option under the 1995 Plan to purchase 250,000 shares of the Company's Common Stock. In addition, the Company has lent Mr. Rich an aggregate $500,000 evidenced by interest-bearing promissory notes. The Company will forgive one third of the principal amount of the loans, and accrued interest thereon, on the first, second and third anniversary of the related agreements, provided that Mr. Rich continues to be employed by the Company on such dates. In the event Mr. Rich leaves the Company, any unforgiven principal amount of the loans, together with accrued interest thereon, will be payable in full.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under rules established by the Commission, the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year. The report of the Company's Compensation Committee is set forth below.

  COMPENSATION PHILOSOPHY

     The three principal components of the Company's executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors and the Compensation Committee, which objectives include (i) attracting and retaining competent management, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short and long term accomplishments, and (iv) aligning management compensation with the achievement of the Company's goals and performance.

     The Compensation Committee strongly endorses the position that equity ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. This alignment is amplified by the holdings by management of the Company's Common Stock and stock options. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for comparable positions at similar companies. Annual salary adjustments and bonus and stock option awards are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, and the responsibilities assumed by the executive.

     During 1999, the Compensation Committee intends to review the Company's existing management compensation programs and plans (i) to meet with the chief executive officer to consider and set mutually agreeable performance standards and goals for members of senior management and/ or the Company, as appropriate or as otherwise required pursuant to any such officer's employment agreement and (ii) to consider and, as appropriate, approve modifications to such programs to ensure a proper fit with the philosophy of the Compensation Committee and the agreed-upon standards and goals. Accordingly, the Compensation Committee has not yet considered or approved the individual or corporate performance goals or standards for the present fiscal year with respect to the Company's management incentive programs.

  CHIEF EXECUTIVE OFFICER COMPENSATION

     The principal factors considered by the Board of Directors in determining Fiscal 1998 compensation for Stephen R. Cohen, the Chairman of the Board and Chief Executive Officer of the Company, included an analysis of the compensation of chief executive officers of public companies within the Company's industry, the Company's financial position, the length of Mr. Cohen's service, the Company's 1998 performance and development, including the fact that strategic alliances had been entered into and expanded, expectations for the fiscal year ending December 31, 1999 and other performance measures. There was no specific relationship or formula, however, by which such compensation was tied to Company performance.

  OTHER EXECUTIVE OFFICER COMPENSATION

     1998 base salary and bonus for the Company's other executive officers was determined by the Compensation Committee. This determination was made after a review and consideration of a number of factors, including each executive's level of responsibility and commitment, past and present contribution to the Company's growth, the Company's performance and development during 1998, compensation levels at competitive publicly held companies and other performance measures. Although Company performance was one of the factors considered, the approval of the Compensation Committee was based upon an overall review of the relevant factors, and there was no specific relationship or formula by which compensation was tied to Company performance.

  STOCK OPTIONS

     The Company maintains the 1995 Plan which is designed to attract and retain executive officers, directors and other employees of the Company and to reward them for delivering long-term value to the Company. During 1998, the Company granted options to purchase 60,000 and 150,000 shares of Common Stock to John Staten and Steve Mills, respectively. Upon joining the Company in November 1998, the Company granted to Michael R. Rich, President and Chief Operating Officer, options to purchase 250,000 shares of Common Stock.

                                                    /s/ Michael B. Goldberg

                                                    /s/ A. Jeffry Robinson

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total stockholder return on The S&P 500 Index and the Nasdaq Stock Market-Computer and Data Processing commencing on May 29, 1997 (the first day the Common Stock began trading on the Nasdaq National Market) and ending December 31, 1998.

             COMPARISON OF NINETEEN MONTH CUMULATIVE TOTAL RETURN*
               AMONG NETSPEAK CORPORATION, THE S&P 500 INDEX AND
                  THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                               [GRAPHIC OMITTED]

                                                    QUARTER ENDED 1997($)       QUARTER ENDED 1998($)
                                                    ----------------------   ----------------------------
                                     MAY 29, 1997    JUN     SEPT     DEC     MAR     JUN     SEP    DEC
                                    -------------   -----   ------   -----   -----   -----   -----   ----
 NetSpeak .......................        100         103      166     275     341     136      91    123
 S&P 500 ........................        100         111      119     123     140     144     130    158
 NASDAQ Computer and
  Data Processing Index .........        100         113      124     117     155     172     162    209

----------------
* Assumes that $100 was invested on May 29, 1997 in the Company's Common Stock in the Nasdaq Stock Market Computer and Data Processing Index or The S&P 500 Index, and that all dividends are reinvested.

                             CERTAIN TRANSACTIONS

TRANSACTION WITH ACT

     In May 1997, the Company entered into a Technology Development and License Agreement with ACT for technology development and product integration and marketing. The Company also granted ACT the right to designate one member of the Company's Board of Directors for a period of two years through June 1999. ACT also purchased 228,571 shares of Common Stock in the Company's initial public offering in June 1997 and in March 1998 sold all such shares of Common Stock in open market transactions.

TRANSACTION WITH BAY NETWORKS, INC.

     In January 1998, the Company signed an OEM and Joint Development Agreement with Bay Networks, Inc. ("Bay Networks") to provide voice and fax-over-IP solutions to Bay Networks and its customers. In conjunction with the aforementioned agreement, the Company and Bay Networks entered into a stock purchase agreement ("Purchase Agreement") pursuant to which Bay Networks purchased 1,334,171 shares of the Company's Common Stock from the Company at $28.15 per share or approximately $37.6 million. Pursuant to the Purchase Agreement, if the Company issues additional shares of Common Stock, Bay Networks will have the right, in certain circumstances, to purchase additional shares of the Company's Common Stock so as to maintain its percentage ownership in the Company (up to approximately 9% on a fully diluted basis). Bay Networks is also entitled to information and observer rights with respect to meetings of the Company's Board of Directors and executive committee, if any, and was also accorded registration rights under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock purchased. Subsequent to the consummation of such agreement, Bay Networks was acquired by Northern Telecom Limited ("Nortel") and, as a result of the change in ownership, all joint development projects between the companies were suspended. Nortel has advised the Company that it will pursue its own IP telephony strategy, which at this time does not include the Company's technology.

TRANSACTIONS WITH MOTOROLA

     In August 1996, the Company established a strategic alliance with Motorola, as part of which Motorola made a minority investment in the Company. In connection with the investment by Motorola, the Company granted to Motorola a right of first negotiation on licenses of the Company's technology as it applies to the cellular, cable and wireless communications industries. The Company also granted Motorola the right to designate one member of the Company's Board of Directors and issued to Motorola a warrant to purchase 452,855 shares of the Common Stock at a price of $5.50 per share. The aforementioned warrant was exercised contemporaneously with the Company's initial public offering in June 1997.

     In March 1998, the Company and Motorola agreed to expand their strategic alliance and entered into a Joint Development and License Agreement (the "License Agreement"). In order to increase its equity interest in the Company, in March 1998, Motorola commenced a public tender offer (the "Offer") to purchase up to 3,000,000 shares of Common Stock, at a purchase price of $30.00 per share, net to the seller in cash, and agreed to purchase from John W. Staten and Steven F. Mills, 25,000 and 10,000 shares of Common Stock issuable on the exercise of stock options, respectively. On April 22, 1998 the Offer was consummated resulting in the purchase by Motorola of 2,686,470 shares of Common Stock from shareholders of the Company, including 1,400,000, 500,000, 330,000, 200,000 and 100,000 shares of Common Stock from Stephen R. Cohen, Robert Kennedy, Shane D. Mattaway, Harvey Kaufman and A. Jeffry Robinson, respectively. On April 27, 1998, Motorola consummated the purchase of 25,000 and 10,000 shares of Common Stock from John W. Staten and Steven F. Mills, respectively.

     Concurrently with the Offer, the Company, Motorola and the Management Shareholders entered into the Voting Agreement, and the Company and Motorola entered into a Standstill and

Participation Rights Agreement (the "Standstill and Participation Agreement") and an Amended and Restated NetSpeak Corporation Investor's Rights Agreement (the "Investor's Rights Agreement"). The following summarizes the terms of the License Agreement, the Voting Agreement, the Standstill and Participation Agreement and the Investor's Rights Agreement.

  THE LICENSE AGREEMENT

     Pursuant to the License Agreement, the Company granted to Motorola a non-transferable, perpetual, exclusive, royalty-bearing world-wide right and license under the Company's intellectual property (i) to modify NetSpeak Products (defined below) to create RF Products (defined below) and to use and license in object code form, the RF Products, (ii) to manufacture RF Products and use, sell or otherwise distribute RF Products, and (iii) to use the source code of the NetSpeak Communication Protocol Module including future upgrades to create RF Products to copy, perform, use, display, license and distribute in object code form, such RF Products. The Company also granted Motorola non-exclusive licenses with respect to NetSpeak Products.

     The Company retains the right to directly license or otherwise deal with a third party for joint development, development of derivative works, or the integration of the Company's generally available products so long as the actual or intended use of the results of such effort does not include RF wireless links to end-users or RF coax links to end-users.

     Subject to the terms and conditions of the License Agreement, Motorola agreed to pay royalties (determined within 30 days of the execution of the License Agreement), to the Company on fair, reasonable, most-favored customer and competitive rates and terms for similar quantities and under similar conditions. Under the License Agreement, Motorola will be obligated to pay the Company a minimum amount of, subject to the Company complying with a minimum revenue test as set forth in the License Agreement, $2,500,000 for NetSpeak Products sold during the period from March 18, 1998 until Product Acceptance (defined below), $2,500,000 during the first anniversary following Product Acceptance, $10,000,000 during the second year anniversary following Product Acceptance and $15,000,000 during the third year following the Product Acceptance.

     For purposes of the License Agreement the terms: Exclusive shall mean to the exclusion of all other parties including the Company; NETSPEAK HARDWARE shall mean the NetSpeak Stargate Product and any other hardware of the Company and future hardware products (including any updates and upgrades) created by the Company, and any technical know how therefor; NETSPEAK PRODUCTS shall mean the NetSpeak Software, NetSpeak Hardware and future products; NETSPEAK SOFTWARE shall mean any and all the Company's real-time communication software, Stargate Product software, other Company's computer program products and future software products (including any update and upgrades) created by the Company, including source code, and any technical know how therefor; PRODUCT ACCEPTANCE shall mean the date of acceptance by Motorola of the Stargate product conforming to jointly agreed upon product requirements; RF means the electromagnetic spectrum between and including 10 kilohertz to 1 terahertz; RF PRODUCTS shall mean RF Wireless Products and RF Wireline Products which constitute a Derivative Work, alteration or modification of the NetSpeak Products; RF WIRELESS PRODUCT(S) shall mean any software, firmware, hardware, or combination thereof for use in RF wireless networks (including, without limitation, cellular/PCS, trunked two-way conventional two-way, iDEN two-way, paging, satellite and future wireless networks) and an infrastructure equipment and subscriber/ client devices associated with any of the foregoing; and RF WIRELINE PRODUCT(S) shall mean any software, firmware, or hardware, or combination thereof, for use with a RF wireline infrastructure (including, without limitation, cable data networks) and all subscriber devices associated therewith (including, without limitation, cable data modems).

     Subsequently, a decision was made to terminate any further development efforts for Stargate in favor of aggressively pursuing the development of the Company's new software call processing technology. The Company and Motorola are in discussions regarding replacing the acceptance of Stargate by Motorola with another triggering event. Although the Company believes that it will be successful in negotiating a new trigger for the minimum commitment, there can be no assurances that the Company will be successful in this effort and, as a result, there exists some uncertainty as to the receipt, amount and timing of the remaining minimum commitment from Motorola.

  THE VOTING AGREEMENT

     The Voting Agreement grants Motorola the right to designate two additional directors, resulting in a total of three designees to the Company's Board of Directors. Motorola's rights under the Voting Agreement continue until Motorola owns less than 7% of the outstanding shares of Common Stock; provided, however, at any time Motorola owns less than 26% but more than or equal to 7% of the shares of Common Stock, Motorola has the right to designate two designees to the Company's Board of Directors. If the Company's increases the size of its Board of Directors to more than ten directors, Motorola has the right to designate a proportionate number of designees in accordance with the foregoing formula.

     Pursuant to the Voting Agreement, the Management Shareholders agreed for a period of three years following the consummation of the Offer, to retain no less than 30% of their beneficial ownership of the shares of Common Stock owned by them, respectively, as of March 18, 1998. To the extent Motorola decreases the percentage of the shares of Common Stock, the percentages set forth in the preceding sentence will decrease proportionately. So long as the Voting Agreement is in effect each of the Company and the Management Shareholders will vote for Motorola's designees to the Company's Board of Directors and Motorola will vote in favor of each of the Management Shareholders nominated by the Company to its Board of Directors.

  THE STANDSTILL AND PARTICIPATION AGREEMENT

     STANDSTILL. Pursuant to the Standstill and Participation Agreement, except pursuant to the consent of the Company's Board of Directors, Motorola agreed for a period commencing on the Effective Date (as defined below) and ending on the earlier of the third anniversary of the Effective Date or the occurrence of a Purchase Designated Event (as defined below) not to acquire shares of Common Stock; solicit proxies or become a participant in a solicitation with respect to an election contest involving the Company's Board of Directors or solicit any shareholder proposal to effect a change of control of the Company; join or form any group for the purpose of acquiring Common Stock; or make any public proposals to the Company regarding any Acquisition Transaction (as defined below) relating to the Company with Motorola. The preceding provisions shall not be effective upon the occurrence of a Purchase Designated Event.

     AGREEMENT NOT TO SELL VOTING SECURITIES. Except pursuant to the consent of the Company's Board of Directors, Motorola agreed for a period commencing on the Effective Date and ending on the earlier of the 18th month anniversary thereof or the occurrence of a Sale Designated Event (as defined below) not to sell any voting securities of the Company. Further, except pursuant to the consent of the Company's Board of Directors and if a Sale Designated Event has not occurred prior to the date which is 18 months following the Effective Date, then for the period commencing on the date which is the 18th month anniversary of the Effective Date and until the three year anniversary of the Effective Date, Motorola shall not offer, sell, or transfer any voting securities of the Company except (a) to an affiliate or subsidiary of Motorola (b) pursuant to a bona fide public offering, registered under the Securities Act, of voting securities of the Company, (c) pursuant to Rule 144 under the Securities Act,
(d) to a party or parties which are approved by the Company, or (e) without restriction at any time in which Motorola beneficially owns less than 10% of the voting securities of the Company. The preceding provisions shall not be effective upon the occurrence of a Sale Designated Event.

     PARTICIPATION RIGHTS. Subject to the terms and conditions of the Standstill and Participation Agreement, the Company granted to Motorola a right of participation with respect to future sales by the Company of its shares of Common Stock.

     Under the Standstill and Participation Agreement the term Sale Designated Event means any of the following: (i) the Company reaches agreement with a third party concerning an Acquisition Transaction with respect to the Company;
(ii) the Company reaches agreement with Motorola concerning an Acquisition Transaction with respect to the Company; (iii) a material default by the Company under the License Agreement shall have occurred and shall not have been cured as provided in the License Agreement; (iv) any of the Company's officers shall, at any time while employed by the Company or engaged by the Company in a consulting or similar capacity, fail to beneficially own that percentage of voting securities of the Company which exceeds 30% of the percentage of voting securities of the Company beneficially owned by such individual as of March 18, 1998, it being understood that such 30% requirement shall decrease by one percentage point for each percentage point decrease, if any, in the percentage of outstanding voting securities of the Company beneficially owned by Motorola;
(v) either Stephen R. Cohen or Robert Kennedy shall cease to be employed by the Company in their current positions or in positions of greater authority (other than due to death or permanent disability); (vi) Stephen R. Cohen and Robert Kennedy shall each cease to be employed by the Company due to their death or permanent disability; (vii) the number of members of the Board of Directors of the Company designated by Motorola is less than 20% of the aggregate number of members of the Board of Directors of the Company then serving at any time during which Motorola's beneficial ownership of voting securities of the Company exceeds 7% of the then outstanding voting securities of the Company and is less than 26% of the then outstanding voting securities of the Company (it being understood that this clause shall not take effect until the 10th day following the Effective Date); (viii) the number of members of the Board of Directors of the Company designated by Motorola is less than 30% of the aggregate number of members of the Board of Directors of the Company then serving at any time during which Motorola's beneficial ownership of voting securities of the Company exceeds 26% of the then outstanding voting securities of the Company; or (ix) a plan of liquidation or dissolution is adopted or a receiver or trustee in bankruptcy is appointed with respect to the Company. The term Acquisition Transaction shall mean any transaction not contemplated by the Standstill and Participation Agreement involving: (i) any sale or other disposition of all or substantially all of the assets of such party in any one transaction or in a series of related transactions; or (ii) any merger, consolidation or similar transaction or series of related transactions which results in the shareholders of such party immediately before such transaction holding less than 50% of the outstanding voting securities of such party immediately after such transaction. The term Purchase Designated Event means any of the following: (i) the Company reaches agreement with a third party concerning an Acquisition Transaction with respect to the Company; (ii) a tender or exchange offer is commenced by Motorola for 100% of the outstanding voting securities of the Company not then owned by Motorola; (iii) the Company reaches agreement with Motorola concerning an Acquisition Transaction with respect to the Company; (iv) acquisitions by Motorola of voting securities of the Company to the extent that any third party has beneficial ownership of voting securities of the Company which exceeds the beneficial ownership of voting securities of the Company then held by Motorola, provided that following such acquisitions, the amount of voting securities of the Company beneficially owned by Motorola shall not exceed the amount beneficially owned by the third party; (v) acquisitions by Motorola pursuant to the Tender Agreement and the purchases from Messrs. Staten and Mills; (vi) the purchase by Motorola of that number of shares of voting securities, if any, of the Company equal to the difference of the maximum number of voting securities pursuant to the Offer which are offered to be purchased by Motorola minus the number of shares of voting securities of the Company purchased under the Offer; (vii) a material default by the Company under the License Agreement shall have occurred and shall not have been cured as provided in the License Agreement; (viii) any of the Company's officers shall, at any time while employed by the Company or engaged by the Company in a consulting or similar capacity, fail to beneficially own that percentage of voting securities of the Company which exceeds 30% of the percentage of voting securities of the Company beneficially owned by such individual as of March 18, 1998, it being understood that such 30% requirement shall decrease by one percentage point for each percentage point decrease, if any, in the percentage of outstanding voting securities of the Company beneficially owned by Motorola; (ix) either Stephen R. Cohen or Robert Kennedy shall cease to be employed by the Company in their current positions or in positions of greater authority; (x) Stephen

R. Cohen and Robert Kennedy shall each cease to be employed by the Company due to their death or permanent disability; (xi) the number of members of the Board of Directors of the Company designated by Motorola is less than 20% of the aggregate number of members of the Board of Directors of the Company then serving at any time during which Motorola's beneficial ownership of voting securities of the Company exceeds 7% of the then outstanding voting securities of the Company and is less than 26% of the then outstanding voting securities of the Company; (xii) the number of members of the Board of Directors of the Company designated by Motorola is less than 30% of the aggregate number of members of the Board of Directors of the Company then serving at any time during which Motorola's beneficial ownership of voting securities of the Company exceeds 26% of the then outstanding voting securities of the Company; or (xiii) a plan of liquidation or dissolution is adopted or a receiver or trustee in bankruptcy is appointed with respect to the Company. The term Effective Date shall mean the date upon which Motorola shall have consummated the Offer and shall own an amount equal to or in excess of 19.9% of the voting securities the Company.

  THE INVESTOR'S RIGHTS AGREEMENT

     DEMAND REGISTRATION. The Investor's Rights Agreement provides that, subject to certain restrictions, at any time the Company receives a written request from Motorola, the Company will use its best efforts to effect the registration under the Securities Act, as soon as practicable, and in any event within 75 days of the receipt of such request under the Securities Act of all Registrable Securities (as defined in the Investor's Rights Agreement) which Motorola requests to be registered. Motorola may make up to five such requests for registration.

     COMPANY REGISTRATION. If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than Motorola or its assigns) any of its shares or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration in which the only shares of Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give Motorola written notice of such registration. Upon the written request of Motorola given within 20 business days after mailing of such notice by the Company in accordance with the Investor's Rights Agreement, the Company shall, subject to the provisions of the Investor's Rights Agreement, cause to be registered under the Securities Act all of the Registrable Securities that Motorola has requested to be registered. If the underwriter determines in its sole discretion that the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder to the total amount of securities entitled to be included therein by all selling shareholders or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of Motorola included in the offering be reduced below 30% of the total amount of securities included in such offering, or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in the Investor's Rights Agreement be excluded from such offering.

     FORM S-3 REGISTRATION. If the Company receives from Motorola a written request that the Company effect a registration on Form S-3 of the Securities Act ("Form S-3") the Company will as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Motorola's Registrable Securities as are specified in such request, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, (1) if Form S-3 is not available for such offering by Motorola; (2) if the Company shall furnish to Motorola a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days; provided, however, that the Company shall not utilize this right more than once in any 12-month period; (3) if the Company has already effected five registrations in the aggregate for Motorola; (4) if Commission rules and regulations require the Company to conduct a special audit (not including an audit covering the end of the Company's fiscal year) in order to effect such registration (unless resulting from a Company delay under clause
(2) above); or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

     The rights of Motorola to cause the Company to register Registrable Securities may not be assigned by Motorola except to an affiliate of Motorola or to a transferee or assigned of such securities who, after such assignment or transfer, holds at least 15% of the shares of Registrable Securities held by Motorola prior to such transfer or assignment, subject to certain provisions in the Investor's Rights Agreement.

OTHER TRANSACTIONS WITH AFFILIATES

     A. Jeffry Robinson is a partner of the law firm of Broad and Cassel, which serves as counsel to the Company. The Company has paid legal fees to Broad and Cassel for services rendered.

     The Company has adopted a policy that any transactions between the Company and its executive officers, directors, principal shareholders or their affiliates take place on an arms-length basis and require the approval of a majority of the independent directors of the Company.

      PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP, independent public accountants, has served as the Company's independent public accountants since its inception in 1995. The Board of Directors has directed that management submit the appointment of Deloitte & Touche LLP for ratification by the shareholders at the Annual Meeting as the Company's independent public accountants for the current fiscal year ending December 31, 1999. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                                OTHER BUSINESS

     The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                 INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 2000 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than December 22, 1999.

                                        By Order Of The Board of Directors

                                        JOHN W. STATEN,
                                        Secretary

Boca Raton, Florida
April 20, 1999

                              NETSPEAK CORPORATION

                  ANNUAL MEETING OF SHAREHOLDERS - MAY 20, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              NETSPEAK CORPORATION

         The undersigned hereby appoints Stephen R. Cohen and Robert Kennedy as Proxies, each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock $.01 par value per share of NetSpeak Corporation (the "Company") held of record by the undersigned on April 13, 1999 at the Annual Meeting of Shareholders to be held on May 20, 1999 or any adjournment or adjournments thereof.

                  (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                              NETSPEAK CORPORATION

                                  MAY 20, 1999

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X]      PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE.

PROPOSAL 1.       Election of Directors

[ ] FOR ALL NOMINEES LISTED BELOW             [ ] WITHHOLD AUTHORITY TO VOTE
    (except as marked to the contrary below)      for all nominees listed below

            Stephen R. Cohen                            Robert Kennedy
            Michael R. Rich                             John W. Staten
            Stephen P. Earhart                          Michael B. Goldberg
            Dr. Steven D. Leeke                         A. Jeffry Robinson
            Martin Shum

PROPOSAL 2.       Ratification of selection of Deloitte & Touche LLP as
                  independent public accountants for the Company for the fiscal year ending December 31, 1999.

                  FOR [  ]              AGAINST [  ]             ABSTAIN [  ]

         In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

(Signature)________________(Signature)______________________Dated:_______, 1999

NOTE: PLEASE SIGN HERE. Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his office.